Exhibit 99.1

Sound Financial Earns $593,000 in the Second Quarter

Company posts earnings per share of $0.20 for the quarter

SEATTLE--(BUSINESS WIRE)--August 2, 2012--Sound Financial, Inc. (the “Company”) (OTCBB:SNFL), holding company for Sound Community Bank(the “Bank”), today reported net income for the quarter ended June 30, 2012 of $593,000, or $0.20 per diluted share, as compared to net income of $454,000, or $0.16 per diluted share, for the quarter ended June 30, 2011. Return on Average Assets was 0.68% for the quarter ended June 30, 2012 compared to 0.55% for the quarter ended June 30, 2011. Total assets increased to $355.1 million as of June 30, 2012 compared to $348.7 million as of March 31, 2012.

This is the tenth consecutive quarter of positive earnings for the Company.

Highlights as of and for the quarter ended June 30, 2012 include:

  Net Interest Margin decreased nine basis points to 5.24% for the quarter ended June 30, 2012 from 5.33% for the quarter ended June 30, 2011
  Efficiency Ratio increased to 58.51% for the quarter ended June 30, 2012 compared to 50.70% for the quarter ended June 30, 2011
  Deposit Cost of Funds was 0.69% for the quarter ended June 30, 2012 compared to 0.88% for the quarter ended June 30, 2011
  Provision for Loan losses decreased to $1.1 million for the quarter ended June 30, 2012 from $1.2 million for the quarter ended June 30, 2011
  Non-Performing Loans to Gross Loans was 2.20% as of June 30, 2012 compared to 1.82% as of June 30, 2011
  Non-Performing Assets to Total Assets was 2.70% as of June 30, 2012 compared to 2.65% as of June 30, 2011

Laurie Stewart, President and CEO, said “The Bank continues to maintain a strong Net Interest Margin in spite of the continuing low rate environment. As a result of historically low rates, mortgage loan originations for the quarter exceeded $20 million which led to over $300,000 in gain on sale of loans to Fannie Mae.” Stewart also commented on the Bank’s reduction in losses and expenses related to other real estate owned, stating “The decrease in expenses related to foreclosed properties indicates that housing prices appear to be stabilizing in our markets.”

	As of
	6/30/2012	3/31/2012	6/30/2011
Selected Consolidated Financial Condition Data:
Total assets	$355,072	$348,697	$337,473
Total loans, net	301,945	296,393	294,214
Loans held for sale	1,053	1,139	392
Available-for-sale securities, at fair value	9,033	3,035	3,331
Federal Home Loan Bank stock, at cost	2,444	2,444	2,444
Bank-owned life insurance	7,099	7,047	6,857
Other real estate owned and repossessed assets	2,839	2,065	3,498
Total deposits	313,729	307,776	287,635
Borrowings	8,185	8,346	18,828
Total stockholders’ equity	30,042	29,466	27,977

	Quarter Ended
	6/30/2012	3/31/2012	6/30/2011
Selected Consolidated Operating Data:
Total interest income	$4,598	$4,563	$4,701
Total interest expense	588	601	683
Net interest income	4,010	3,962	4,018
Provision for loan losses	1,100	1,500	1,225
Net interest income after provision for loan losses	2,910	2,462	2,793
Service charges and fee income	513	550	476
Fair value adjustment on mortgage servicing rights	(76)	384	208
Other than temporary impairment on securities	(32)	(91)	-
Gain on sale of loans	308	251	102
Other noninterest income	73	243	109
Total noninterest income	786	1,337	895
Total noninterest expense	2,828	3,008	3,036
Income before provision for income taxes	868	791	652
Provision for income taxes	275	245	198
Net income	$593	$546	$454

	Quarter Ended
	6/30/2012	3/31/2012	6/30/2011
Selected Financial Ratios and Other Data:
Performance ratios(1):
Return on average assets	0.68%	0.64%	0.55%
Return on average equity	7.90%	7.42%	6.46%
Net interest margin(2)	5.24%	5.23%	5.33%
Non-interest income to operating revenue(3)	16.39%	25.23%	18.23%
Noninterest expense to average total assets	3.23%	3.52%	3.67%
Average interest-earning assets to average interest-bearing liabilities	107.03%	108.51%	110.14%
Efficiency ratio(4)	58.51%	47.91%	50.70%

(1) Performance ratios for the three months ended June 30, 2012 and 2011 and March 31, 2012 are annualized, as appropriate.
(2) Net interest income divided by average interest earning assets.
(3) Noninterest income divided by the sum of noninterest income and net interest income.
(4) Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

Quarter Ended
6/30/2012	3/31/2012	6/30/2011
Asset quality ratios:
Nonperforming assets to total assets	2.70%	2.81%	2.65%
Nonperforming loans to gross loans	2.20%	2.57%	1.82%
Allowance for loan losses to nonperforming loans	65.86%	56.28%	80.14%
Allowance for loan losses to gross loans	1.45%	1.45%	1.46%
Net charge-offs to average loans outstanding	1.35%	2.14%	1.72%

Six Months Ended
6/30/2012	6/30/2011
Selected Consolidated Operating Data:
Total interest income	$9,161	$9,350
Total interest expense	1,189	1,435
Net interest income	7,972	7,915
Provision for loan losses	2,600	2,050
Net interest income after provision for loan losses	5,372	5,865
Fees and service charges	1,064	999
Gain on sale of loans	559	137
Loss on sale of securities	-	(34)
Other than temporary impairment on securities	(124)	(39)
Fair value adjustment on mortgage servicing rights	308	257
Other non-interest income	317	255
Total non-interest income	2,124	1,575
Total non-interest expense	5,837	6,069
Income before provision for income taxes	1,659	1,371
Provision for income taxes	520	421
Net income	$1,139	$950

	Six Months Ended
	6/30/2012	6/30/2011
Selected Financial Ratios and Other Data:
Performance ratios(1):
Return on average assets	0.66%	0.58%
Return on average equity	7.67%	6.86%
Net interest margin(2)	5.18%	5.26%
Non-interest income to operating revenue(3)	21.04%	16.60%
Non-interest expense to average total assets	3.38%	3.68%
Average interest-earning assets to average interest-bearing liabilities	107.78%	110.56%
Efficiency ratio(4)	52.94%	56.74%

(1) Performance ratios for the six months ended June 30, 2012 and 2011 are annualized, as appropriate.
(2) Net interest income divided by average interest earning assets.
(3) Noninterest income divided by the sum of noninterest income and net interest income.
(4) Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.
Regulatory Capital Ratios of Sound Community Bank at June 30, 2012
	Actual		Minimum Capital Requirements		Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Core capital (to total adjusted assets)	$29,329	8.28%	$14,168	4.0%	$17,710	5.0%
Core capital (to risk-weighted assets)	29,329	10.81%	10,857	4.0%	16,286	6.0%
Risked-based capital (to risk-weighted assets)	32,734	12.06%	21,715	8.0%	27,143	10.0%

Sound Financial, Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2012 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial, Inc.
Media:
Laurie Stewart, 206-448-0884 x306
or
Financial:
Matt Deines, 206-448-0884 x305